UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2018

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2018, Cornelis Hartgring entered into a revised employment offer with the Company, effective November 1, 2018.

The following description of the terms and conditions of the revised employment offer with Mr. Hartgring (the “Agreement”) is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.  Capitalized terms used herein and not defined herein are as defined in the Agreement.  Pursuant to the Agreement, Mr. Hartgring will continue in his position of Vice President of Client Services and Sales of the Company on part-time basis of up to 30 hours per week. Mr. Hartgring will receive an annual base salary of $137,500.

He will be eligible to participate in a Company-sponsored incentive bonus plans that may (from time to time and at the sole discretion and option of the Company) be made available to the Company’s employees on a company wide basis, unless otherwise determined by the Compensation Committee. The structure of such plans and the amount of any bonus awarded under such plans shall be in alignment with the objectives of the official Company annual business plan for any year in question. Mr. Hartgring will continue to be eligible to participate in the company’s stock options and RSU program. The options will be non-qualified stock options. These equity awards will be subject to the terms of the Company’s 2011 Stock Plan (as amended and restated) and the execution of the applicable Stock Option Agreement entered into between you and the Company, which terms shall also govern these awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)
By:	/s/Christine Russell
VP, Finance, and Chief Financial Officer (principal financial and accounting officer)

 Dated: October 29, 2018